EXHIBIT 4.16

Retention award – Mr Graeme D Willis

The retention award of Mr Graeme D Willis is incorporated by reference to National Australia Bank Limited’s Annual Report on Form 20-F for the fiscal year ended September 30, 2004 as filed with the Commission on January 20, 2005.